SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2019

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  The Board of Directors of USA Technologies, Inc. (the “Company”), has appointed each of Patricia A. Oelrich, Ingrid S. Stafford and Donald W. Layden, Jr., to serve as a director of the Company, effective April 8, 2019. As previously reported, following the completion of the Audit Committee’s internal investigation, the Board of Directors (the “Board”) sought to identify additional independent directors to join the Board. Following the appointment of these three new directors, the Board consists of ten members.

Additionally, and as previously reported, the Board formed a new Compliance Committee of the Board to assume oversight responsibility for the Company’s compliance functions and supervise the Company’s newly appointed Chief Compliance Officer. The Board appointed Mr. Layden, Ms. Stafford, and current director, Joel Brooks, as the members of the Compliance Committee, with Mr. Layden as the Chair, effective April 8, 2019.

Patricia A. Oelrich

Since December 2014, Ms. Oelrich has been serving on the Board of the Office of Finance of the Federal Home Loan Banks, where she is the chair of the Audit Committee and member of the Risk Committee. From May 2010 to March 2016, Ms. Oelrich served on the Board of Directors of Pepco Holdings, Inc. (NYSE:POM), where she was the chair of the Audit Committee and member of the Nominating/Governance Committee before its sale to Exelon Corporation (NYSE:EXC). From 2001 to 2009, Ms. Oelrich was the Vice President, Global IT Risk Management at GlaxoSmithKline PLC (NYSE:GSK). From 1995 to 2000, Ms. Oelrich was the Vice President of Internal Audit at SmithKline Beecham prior to its merger with GlaxoWellcome. Prior to that, Ms. Oelrich was a partner at Ernst & Young LLP. She is also a member of the Board of Directors at the Association of Audit Committee Members, Inc. and an advisory board member for the Raj and Kamala Gupta Governance Institute at Drexel University. Ms. Oelrich is a Certified Public Accountant, a Certified Information Systems Auditor and a Governance Fellow of the National Association of Corporate Directors. Ms. Oelrich holds a bachelor’s degree in Business Accounting and Information Systems from Western Illinois University and a Master of Arts and PhD in Human and Organizational Systems from Fielding Graduate University.

Ms. Oelrich will serve on the Audit Committee of the Board.

Ingrid S. Stafford

Ms. Stafford is a Senior Advisor to the Senior Vice President for Business and Finance at Northwestern University, where she was the Vice President for Financial Operations and Treasurer from 2014 to 2018, and  held  other progressively responsible financial leadership positions since 1977. Ms. Stafford plans to retire from her Senior Advisor role at Northwestern University in August 2019. Additionally, she has been a member of the Board of Directors of Wintrust Financial Corporation (NASDAQ:WTFC) from May 1998, and has served as chair of the Audit Committee since 2008, and is also a member of the Risk Management Committee, the Executive Committee, and the Information Technology/Information Security Committee. Ms. Stafford has been a trustee of the Evanston Alternative Opportunity Funds, an SEC registered fund advised by Evanston Capital Management since February 2014, where she is chair of the Audit Committee and a member of the Fund Valuation Committee. From 1993 to 2006, Ms. Stafford was a member of the Board of Directors of Wittenberg University, where she was the Chair of the Board from 2001 to 2005 and has been an Emeritus Board member from 2006. Ms. Stafford holds a Bachelor of Arts in Economics and Political Science from Wittenberg University, a Master of Applied Economics from University of Michigan, and a Master of Management in Finance, Accounting and Education Management from J.L. Kellogg Graduate School of Management, Northwestern University.

Ms. Stafford will serve on the Compliance Committee of the Board.

Donald W. Layden, Jr.

Mr. Layden is a Venture Partner at Baird Venture Partners, which he joined in December 2011. Since October 2009, he has been an of counsel partner of Quarles & Brady LLP, where he practices corporate law. Mr. Layden served on the Board of Directors of Firstsource Solutions Limited (NSE:FSL), a public company traded on the National Stock Exchange of India from April 2006 until March 2019. Mr. Layden served as an independent director of Online Resources Corporation (NASDAQ:ORCC) from May 2010 to March 2013, when it was sold to ACI Worldwide, Inc. From November 2009 to November 2011, Mr. Layden served as an Adviser of Warburg Pincus LLC in the Technology, Media and Telecommunications group. From October 2004 to October 2009, Mr. Layden held various positions at Metavante Technologies, Inc. (NYSE:MV), including as President of the International Group, and as Senior Executive Vice President of Corporate Development and Strategy, Corporate Secretary and General Counsel. Prior to that, he served at NuEdge Systems LLC as Chief Operating Officer from 2000 to 2002 and as President from 2002 until 2004, when it was purchased by Metavante Technologies, Inc. Prior to that, Mr. Layden held senior management positions with Marshall & Ilsley Corporation (NYSE:MI) from October 1994 until December 1998. Mr. Layden holds a Juris Doctor with honors from Marquette University Law School and a Bachelor of Arts in Economics and Political Science from Marquette University.

Mr. Layden will serve as the Chair of the Compliance Committee of the Board.

There is no arrangement or understanding with any other person pursuant to which any of the above new directors was appointed as a director of the Company, and there are no family relationships between any of the new directors and any director or executive officer of the Company. Additionally, there are no transactions involving any of the new directors that would be required to be reported under Item 404(a) of Regulation S-K.

Each of the new directors will be entitled to receive the standard annual remuneration for members of the Board which is as follows: (i) a retainer fee of $35,000 for serving on the Board; (ii) an additional fee of $7,500 for each Board Committee on which he or she serves as a member (but not Chair); (iii) an additional fee of $15,000 for each Board Committee on which he or she serves as a Chair; (iv) an additional fee of $1,000 for each Board or each Committee meeting attended in a fiscal year in excess of eight meetings for the Board or the Committee, as the case may be; and (v) an annual stock award with a value, on the date of the grant, of $90,000. The annual fees are paid in quarterly installments. The stock award is granted on July 1st of each year, and vests as follows: one-half on the date of the grant; and one-half on the first anniversary of the date of the grant. In addition, each director and the Company enter into an indemnification agreement pursuant to which, among other things, the Company agrees to provide certain indemnification to and advance certain expenses incurred by the director.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective April 5, 2019, the Board approved an amendment (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), pursuant to which Section 4.03(a) of the Bylaws was amended to increase the maximum size of the Board to eleven members. The Bylaws had previously provided for the Board to consist of up to a maximum of nine members, and was amended in order to, among other things, permit the appointment of the three new directors.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

On April 10, 2019, the Company issued a press release announcing the appointment of Mr. Layden, Ms. Oelrich, and Ms. Stafford as directors of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 8.01 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

Exhibit 3.1	Amendment to the Bylaws of the Company
Exhibit 99.1	Press Release of the Company dated April 10, 2019

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2019	USA TECHNOLOGIES, INC.

	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer